EXHIBIT 10.1(r)

                    SECOND EXTENSION TO AMENDED AND RESTATED
                              EMPLOYMENT AGREEMENT

      This Second Extension To Amended And Restated Employment Agreement entered into as of the 1st day of July, 2000 (this "Amendment"), by and between EyeCity.com, Inc., a Delaware corporation (the "Company") and Mark R. Suroff (the "Employee").

      The Company and the Employee have entered into an Amended and Restated Employment Agreement (the "Employment Agreement"), dated as of July 1, 1998 as amended by the First Extension to Amended And Restated Employment Agreement, dated as of December 31, 1998, and the Company and the Employee desire to amend and extend the Employment Agreement.

A. Section 1 of the Employment Agreement shall be deleted in its entirety, as of the date hereof, and replaced with the following language:

      "1. Term: The term of this Agreement shall be for a period commencing July 1, 1998 and automatically terminating on December 31, 2004, subject to earlier termination as provided herein or unless extended by mutual consent of both parties in writing ninety (90) days prior to the end of the term of this Agreement or any extension thereof, but nothing herein shall require the Company or Employee to agree to any specific term or condition or to any continuation of Employee's employment beyond the end of the term of this Agreement."

B. Section 3 of the Employment Agreement shall be deleted in its entirety, as of the date hereof, and replaced with the following language:

      "3.1 Compensation:

            [A] During the Term of this Agreement, the Company agrees to pay Employee, and Employee agrees to accept a salary, at an annual rate as follows (in each case payable at least every two weeks, less all applicable taxes, for all services rendered by Employee hereunder):
      $82,500 from July 1, 1998 through December 31, 1998; and $100,000 from January 1, 1999 through June 30, 2000; and, subject to this Section 3.1[A], $150,000 from July 1, 2000 through December 31, 2004. Employee's annual salary shall automatically increase at a rate of five (5%) percent per annum commencing January 1, 2001. In addition, Employee's annual salary and other benefits provided for hereunder


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                                                                 EXHIBIT 10.1(r)

      are subject to periodic increases (but not decreases) at the discretion of the Board of Directors. As additional compensation, the Company may pay the Employee periodic bonuses as determined by the Board of Directors.

            [B] Employee and the Company agree that the accrued salary owed Employee as of June 30, 2000 in the amount of Ninety One Thousand Nine Hundred Seventy Seven Dollars and Sixty Seven Cents ($91,977.67) shall be paid as follows:

            [1] The Company shall pay the Employee Forty One Thousand Nine Hundred Seventy Seven Dollars and Sixty Seven Cents ($41, 977.67) in twenty four (24) monthly payments, less all applicable taxes, on the last payroll date of each month commencing July 2000 and ending June 2002, in the amount of One Thousand Seven Hundred Forty Nine Dollars ($1,749.00) for the first twenty three (23) months, and One Thousand Seven Hundred Fifty Dollars and Sixty Seven Cents ($1,750.67) for the twenty fourth (24) month; and

            [2] If the Company consummates an offering of its debt or equity securities which results in gross proceeds of at least $2,000,000 by December 31, 2000, then in consideration of the balance of Fifty Thousand Dollars ($50,000), the Company hereby agrees to issue, and Employee agrees to accept, 100,000 shares of its Common Stock, $.001 par value per share (the "Shares"). If the Company does not complete a debt or equity securities offering of $2,000,000 by December 31, 2000, the accrued salary shall be paid on July 1, 2001. If the Company issues Shares, the certificate representing the Shares shall contain the following legend:

            "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THEY MAY NOT BE OFFERED OR TRANSFERRED BY SALE, ASSIGNMENT, PLEDGE OR OTHERWISE UNLESS (I) A REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933 IS IN EFFECT OR (II) THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL, WHICH OPINION IS SATISFACTORY TO THE COMPANY, TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933."

            [3] Employee (a) represents and warrants to Company that he is acquiring all of the Shares to be issued to him pursuant to the provisions of this Amendment for Employee's own account and for the purposes of investment and not with a view to, or for sale in connection with, any distribution thereof and (b) agrees that he will not at anytime sell or otherwise transfer, or permit the sale or other transfer of, such Shares other than in


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      transactions that are not in violation of the Securities Act of 1933, as amended, or the provisions of any other applicable securities laws, rules or regulations."

C. Effect of this Amendment. This constitutes the entire agreement of the parties with respect to the subject matter hereof, and supersedes all prior oral or written communications, memoranda, proposals, negotiations, discussions and commitments with respect to the subject matter hereof. Except as otherwise expressly provided herein, no other changes or modifications to the Employment Agreement are intended or implied, and in all other respects the Employment Agreement is hereby specifically ratified, restated and confirmed by all parties hereto as of the effective date hereof. To the extent that any provision of the Employment Agreement conflicts with any provision of this Amendment, the provision of this Amendment shall control.

D. Assignability. The respective rights and obligations of the Employee and the Company under this Amendment and the Employment Agreement shall insure to the benefit of and be binding upon the heirs and legal representatives of the Employee and the successors and assigns of the Company.

E. Miscellaneous. This Amendment is to be construed and enforced in accordance with the internal substantive laws of the State of New York, irrespective of the principles of conflicts of law. The waiver of any breach of this Amendment by any party shall not be construed as a wavier of any subsequent breach by any party. This Amendment may not be changed orally, but only by an agreement in writing signed by the parties to this Amendment.

      IN WITNESS WHEREOF, the Employee has executed this Amendment and the Company has caused this Amendment to be executed by a duly authorized officer and to become effective as of the day and year first above written.

      EyeCity.com, Inc.


By: /s/ Mark H. Levin                                     /s/ Mark R. Suroff
    -------------------------                             ---------------------
    Name:  Mark H. Levin                                   Name: Mark R. Suroff
    Title: President and                                         Employee
           Chief Executive Officer